UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540 Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 3, 2008, the board of directors of VCG Holding Corp. (the “Company”) appointed Mr. Donald Prosser as its interim Chief Financial and Accounting Officer.

Mr. Prosser, age 57, was the Company’s Chief Accounting Officer from June 2002 to August 2007 and a member of the Company’s board of directors from June 2002 until July 2005. He served as the Company’s Chief Financial Officer from June 2002 to July 2007. Between July 2007 and August 2007, Mr. Prosser served as the Company’s Assistant Chief Financial Officer. Between August 2007 and April 2008, Mr. Prosser performed tax, accounting and SEC consulting work through his firm, Donald W. Prosser, PC CPA. Mr. Prosser has served on the board of directors of Veracity Management Global, Inc. (OTCBB: VCMG), a publicly-traded company, since March 2008.

Mr. Prosser is an independent contractor of the Company who has not entered into an written engagement agreement with the Company at this time. The Company intends to retain Mr. Prosser’s services as its interim Chief Financial and Accounting Officer on a month-to-month basis until a permanent Chief Financial and Accounting Officer is hired. Mr. Prosser will be paid $15,000 per month.

Item 8.01 Other Events.

On April 3, 2008, the Company issued a press release entitled: “VCG Holding Corp. Names Donald Prosser as Interim Chief Financial Officer.” A copy of this press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibits
99.1	Press Release dated April 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: April 9, 2008	By:	/s/ Troy H. Lowrie
Troy H. Lowrie
Chairman of the Board and Chief Executive Officer